STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/27/1997
971362344 - 2333426

AMENDMENT TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
RICHMOND GENERATING COMPANY, L.P.

Richmond Generating Company, L.P. (the "Partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership filed with the office of the Secretary of State of the State of Delaware on April 21, 1993, hereby certifies that its Certificate of Limited Partnership is hereby amending Articles First and Third to read as follows:

1. The name of the Partnership is changed to LAKE ROAD GENERATING COMPANY, L.P.

2. The names and business addresses of the general partners are:

   Peach IV Power Corporation
   c/o PG&E Generating Company
   444 Market Street, 19th Floor
   San Francisco, CA 94111

   Black Hawk III Power Corporation
   c/o PG&E Generating Company
   444 Market Street, 19th Floor
   San Francisco, CA 94111

IN WITNESS WHEREOF, the undersigned, general partners of the Partnership, have caused this Amendment to the Certificate of Limited Partnership to be duly executed as of the 27TH day of October, 1997.

PEACH IV POWER CORPORATION

By: [signature]
Name: STUART W. BOOTH
Title: SR. VICE PRESIDENT

BLACK HAWK III POWER CORPORATION

By: [signature]
Name: STUART W. BOOTH
Title: SR. VICE PRESIDENT

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